Exhibit 99.1

For Further Information, Contact:

Investor Relations:                                                                                      Corporate Communications:
Todd Friedman or Stacie Bosinoff                                                              Kathleen O’Boyle
The Blueshirt Group                                                                                   RightNow Technologies
415.217.7722                                                                                              406.556.3428 Desk
todd@blueshirtgroup.com                                                                          415.407.8308 Cell
stacie@blueshirtgroup.com                                                                        kathleen.oboyle@rightnow.com

RightNow Technologies Announces
Third Quarter 2008 Financial Results

BOZEMAN, Mont. (October 23, 2008) — RightNow® Technologies, Inc. (NASDAQ: RNOW) today announced results for the third quarter ended September 30, 2008.  Total revenue in the third quarter of 2008 was $36.2 million, compared to $29.2 million in the comparable period of 2007, reflecting 24% growth in revenue.  Net loss in the third quarter of 2008 was $(1.4) million or $(0.04) per share, compared to a net loss of $(3.6) million or $(0.11) per share, in the third quarter of 2007.  Non-GAAP net income in the third quarter of 2008, which excludes stock-based compensation charges of $1.5 million, was $85,000 or $0.00 per share, as compared to non-GAAP net loss of $(2.4) million or $(0.07) per share, in the same quarter last year.

Revenue for the nine months ended September 30, 2008 was $104.4 million, compared to $81.4 million for the comparable period in 2007, reflecting a 28% growth in revenue.  Net loss for the nine months ended September 30, 2008 was $(8.0) million or $(0.24) per share, as compared to $(15.3) million or $(0.46) per share, for the same period in 2007.  Non-GAAP net loss for the nine months ended September 30, 2008, which excludes stock-based compensation charges of $4.7 million, was $(3.3) million or $(0.10) per share, as compared to non-GAAP net loss of $(10.8) million or $(0.33) per share, for the comparable period in 2007.

New, renewed and expanded customer relationships during the third quarter of 2008 included Air Force Personnel Center, Black and Decker, British Airways, Casual Male Retail Group, Center for Medicare and Medicaid, Commvault Systems, DeVry, Energy Australia, Restoration Hardware, Sony Computer Entertainment,  USDA-Forest Service, and Virgin America.

"Our customers represent many of the largest consumer-facing companies in the world,” stated Greg Gianforte, CEO and founder.  “We believe clients will prioritize their spending, looking for solutions that will reduce costs and retain customers.  Across many industries and geographies, our solutions enable our clients to retain and enhance relationships with existing customers, provide great customer experiences, and demonstrate a quick and measurable return on investment.  We look forward to helping our customers succeed in the current environment and in the long-term.”

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"We used $1.3 million of cash in operations during the third quarter, consistent with our October 6th preannouncement.  We believe our balance sheet stands strong with over $100 million in cash and investments," said Jeff Davison, CFO. “We achieved non-GAAP profitability in the third quarter as we continue to execute on our land and expand strategy.   This was our seventh consecutive quarter of operating margin improvement, representing 21 percentage points of improvement.”

Guidance

•
For the fourth quarter of 2008, revenue is expected to be in the range of $36.5 to $37.5 million. Fourth quarter net loss per share is expected to be in the range of $(0.04) to $(0.03).  Non-GAAP net income per share, which excludes stock-based compensation, is expected to be in the range of $0.00 to $0.01 for the fourth quarter of 2008.  This would equate to full year revenue of approximately $141 million, net loss per share of approximately $(0.28) and non-GAAP net loss per share of approximately $(0.10).

•	Cash from operations for the full year 2008 is expected to be in the range of $12 to $15 million.

Quarterly Conference Call

RightNow Technologies will discuss its quarterly results today via teleconference at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time.)  To access the call, please dial (877) 675-4753, or outside the U.S. (719) 325-4875, at least five minutes prior to the 2:30 p.m. MT start time.  A live webcast of the call will also be available at http://investor.rightnow.com/index.cfm under the Events & Presentations menu. An audio replay will be available between 5:30 p.m. MT October 23, 2008 and 10:00 p.m. MT November 6, 2008 by calling (888) 203-1112 or (719) 457-0820, with passcode 4119951. The replay will also be available on the Company’s website at http://investor.rightnow.com.

About RightNow Technologies

RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. Approximately 1,900 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana.  For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of The NASDAQ Stock Market LLC.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

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The risks and uncertainties referred to above include, but are not limited to, risks associated with general economic conditions; our business model; our ability to develop or acquire, and gain market acceptance for, new products in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; our ability to expand or contract operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; our ability to manage and expand our partner relationships; any unanticipated ambiguities in fair value accounting standards; fluctuations in foreign currency exchange; the amount and timing of any stock repurchases under our stock repurchase program; and our ability to expand, retain and motivate our employees.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW

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RightNow Technologies, Inc.
Consolidated Balance Sheets
(In thousands) (Unaudited)
	Sep 30,	Dec 31,
	2008	2007
Assets
Cash and cash equivalents	$51,145	$43,681
Short-term investments	46,444	52,644
Accounts receivable	27,820	29,480
Term receivables, current	6,875	13,069
Allowance for doubtful accounts	(2,148)	(1,918)
Net receivables	32,547	40,631
Deferred commissions	4,493	3,336
Prepaid and other current assets	3,004	2,643
Total current assets	137,633	142,935

Long-term investments	4,612	--
Property and equipment, net	10,377	10,856
Term receivables, non-current	4,420	9,859
Intangible assets, net	6,803	7,996
Deferred commissions, non-current	2,557	1,680
Other	908	460
Total Assets	$167,310	$173,786

Liabilities and Stockholders’ Equity
Accounts payable	$5,329	$4,386
Commissions and bonuses payable	4,351	5,044
Other accrued liabilities	12,076	11,404
Current portion of long-term debt	45	43
Current portion of deferred revenue	72,008	76,995
Total current liabilities	93,809	97,872

Long-term debt, less current portion	34	68
Deferred revenue, net of current portion	37,201	37,665

Stockholders’ equity:
Common stock	34	33
Additional paid-in capital	101,337	95,377
Accumulated other comprehensive loss	(193)	(292)
Accumulated deficit	(64,912)	(56,937)
Total stockholders’ equity	36,266	38,181
Total Liabilities and Stockholders’ Equity	$167,310	$173,786

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RightNow Technologies, Inc.
Consolidated Operating Statements
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue:
Software, hosting and support
Recurring*	$25,917	$21,813	$75,788	$61,379
Perpetual	39	553	297	1,499
Professional services	10,281	6,880	28,271	18,535
Total revenue	36,237	29,246	104,356	81,413

Cost of revenue:
Software, hosting and support	5,305	4,604	15,383	13,563
Professional services	8,133	5,667	23,228	15,874
Total cost of revenue	13,438	10,271	38,611	29,437

Gross profit	22,799	18,975	65,745	51,976

Operating expenses:
Sales and marketing	16,889	16,516	51,334	48,031
Research and development	4,671	4,308	13,664	12,947
General and administrative	3,215	2,680	10,621	8,718
Total operating expenses	24,775	23,504	75,619	69,696

Loss from operations	(1,976)	(4,529)	(9,874)	(17,720)

Interest and other income, net	552	1,004	2,009	2,717

Loss before income taxes	(1,424)	(3,525)	(7,865)	(15.003)
Provision for income taxes	(23)	(59)	(110)	(324)
Net loss	$(1,447)	$(3,584)	$(7,975)	$(15,327)

Net loss per share:
Basic	$(0.04)	$(0.11)	$(0.24)	$(0.46)
Diluted	$(0.04)	$(0.11)	$(0.24)	$(0.46)

Shares used in the computation:
Basic	33,640	33,094	33,585	32,979
Diluted	33,640	33,094	33,585	32,979

Supplemental information of stock-based compensation expense included in:
Cost of software, hosting and support	$87	$84	$243	$221
Cost of professional services	158	217	476	491
Sales and marketing	738	542	1,871	1,931
Research and development	252	166	729	681
General and administrative	297	199	1,376	1,177
Total stock-based compensation	$1,532	$1,208	$4,695	$4,501

*	Recurring revenue includes software, hosting and support revenue from term license and subscription agreements, and post contract support services.

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RightNow Technologies, Inc.
Consolidated Statements of Cash Flow
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Operating activities:
Net loss	$(1,447)	$(3,584)	$(7,975)	$(15,327)
Non-cash adjustments:
Depreciation and amortization	1,956	1,869	5,866	5,424
Stock-based compensation	1,532	1,208	4,695	4,501
Provision for losses on accounts receivable	64	401	179	345
Changes in operating accounts:
Receivables	1,143	6,933	12,652	30,584
Prepaid expenses	(211)	891	(654)	(999)
Deferred commissions	(957)	(1,694)	(2,170)	(2,887)
Accounts payable	(523)	1,001	1,061	(192)
Commissions and bonuses payable	166	(47)	(615)	(1,219)
Other accrued liabilities	565	(912)	1,016	2,839
Deferred revenue	(3,566)	(2,143)	(2,999)	(9,013)
Other	(52)	(130)	(142)	(140)
Cash provided (used) by operating activities	(1,330)	3,793	10,914	13,916

Investing activities:
Net change in short-term investments	2,218	(3,912)	996	(17,696)
Acquisition of property and equipment	(1,311)	(1,426)	(4,344)	(4,764)
Other	2	1	(25)	(60)
Cash provided (used) by investing activities	909	(5,337)	(3,373)	(22,520)

Financing activities:
Proceeds from issuance of common stock	618	509	1,266	1,688
Excess tax benefit of stock options exercised	-	19	-	228
Payments on long-term debt	(11)	(10)	(33)	(25)
Cash provided by financing activities	607	518	1,233	1,891

Effect of foreign exchange rates on cash and
cash equivalents	(1,822)	293	(1,310)	614

Increase (decrease) in cash and cash equivalents	(1,636)	(733)	7,464	(6,099)

Cash and cash equivalents at beginning of period	52,781	33,842	43,681	39,208
Cash and cash equivalents at end of period	$51,145	$33,109	$51,145	$33,109

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RightNow Technologies, Inc.
Reconciliation of Non-GAAP Measurements
 (Amounts in thousands, except per share amounts) (Unaudited)

Diluted Earnings Per Share Reconciliation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Net loss as reported	$(1,447)	$(3,584)	$(7,975)	$(15,327)
Add stock-based compensation (“SBC”)	1,532	1,208	4,695	4,501
Net income (loss) before SBC	$85	$(2,376)	$(3,280)	$(10,826)

Net loss per share, as reported	$(0.04)	$(0.11)	$(0.24)	$(0.46)
Net income (loss) per share, before SBC (basic and diluted)	$0.00	$(0.07)	$(0.10)	$(0.33)

Shares outstanding (basic), as reported	33,640	33,094	33,585	32,979
Shares outstanding (diluted), excluding the effect of SBC	34,432	33,094	33,585	32,979

Forward-Looking Guidance Reconciliation
	GAAP Guidance				Non-GAAP Guidance
Fourth quarter ending December 31, 2008	From	To	Adjustment		From	To
Net income (loss)	$(1,400)	$(1,100)	$1,400 [a	]	$0	$300
Net income (loss) per share	$(0.04)	$(0.03)			$0.00	$0.01
Shares	33,900	33,900			33,900	34,500

Year ending December 31, 2008
Net loss	$(9,300)	$(9,000)	$6,100 [a	]	$(3,200)	$(2,900)
Net loss per share	$(0.28)	$(0.27)			$(0.10)	$(0.09)
Shares	33,600	33,600			33,600	33,600

[a] Estimated stock-based compensation expense to be recorded for the periods indicated in accordance with Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) which is effective for periods beginning January 1, 2006.

About Non-GAAP Financial Measures
Non-GAAP net income (loss) and diluted net income (loss) per share are supplemental measures of our performance that are not required by, or presented in accordance with GAAP.  These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for net income (loss) and net income (loss) per share or any other performance measure determined in accordance with GAAP.  We present non-GAAP net income (loss) and net income (loss) per share because we consider each to be an important supplemental measure of our performance.

Management uses these non-GAAP financial measures to make operational decisions, evaluate the Company’s performance, prepare forecasts and determine compensation.  Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance when planning, forecasting and analyzing future periods.  Our stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in our stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.  In calculating non-GAAP net income (loss) and net income (loss) per share, management excludes stock-based compensation expenses to facilitate its review of the comparability of the Company’s operating performance on a period-to-period basis because such expenses are not, in management’s view, related to the Company’s ongoing operating performance.  Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and resource allocation.

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Management further believes that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.  We believe that the use of non-GAAP net income (loss) and net income (loss) per share also facilitate a comparison of RightNow’s underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

Calculating non-GAAP net income (loss) and net income (loss) per share have limitations as an analytical tool, and readers should not consider these measures in isolation or as substitutes for GAAP net income (loss) and GAAP net income (loss) per share.  In the future, we expect to incur additional stock-based compensation expenses and the exclusion of these expenses in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.  Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, which include:

•	Other companies inside and outside of our industry may calculate non-GAAP net income (loss) and net income (loss) per share differently than we do, limiting their usefulness as a comparative tool; and
•
The Company’s income tax expense or benefit will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the effective tax rate used in our non-GAAP financial measures.

In addition, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expenses that are recurring and will be reflected in the Company’s financial results for the foreseeable future.  The Company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures.  The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently.  The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measures.

Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income (loss) and net income (loss) per share.  For more information, see the consolidated operating statements and reconciliation of non-GAAP measurements contained in this press release.

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